EXHIBIT 99.1

Weyland Tech Announces Update Regarding Spin-Off of Weyland AtoZ Pay

Distribution Date Changed and FINRA Notified of Spin-Off

New York, NY, September 20, 2018 (GLOBE NEWSWIRE) – Weyland Tech Inc. (OTCQX: WEYL) (“Weyland” or the “Company”) announced today that it has changed the distribution date for the spin-off of its Weyland AtoZ Pay subsidiary (“WAI”) from October 5, 2018 to November 15, 2018 and has also filed with FINRA the required notice regarding the spin-off. The record date of September 28, 2018 for the spin-off remains unchanged.

The spin-off provides for a pro-rata distribution to the Company’s shareholders of 90% of the outstanding shares of WAI, which, in turn, holds a 49% equity ownership interest in PT Weyland Indonesia Perkasa, a limited liability company organized under the laws of the Republic of Indonesia (“WIP”). WIP’s primary business operations includes a digital financial transactions app serving the rapidly growing Indonesia e-commerce and e-payment markets (“eWallet”).

The Company’s shareholders of record as of the close of trading on September 28, 2018, the record date for the spin-off, will receive one share of common stock of WAI for each five shares of the Company’s common stock held as of the record date. Fractional shares of WAI common stock will not be issued in the distribution.  The Spin-Off is expected to be effective as of the end of the day on November 15, 2018, the new distribution date for the spin-off.

As the Spin-Off will be processed outside of DTCC, the Company will be providing instructions to DTC participants, prior to the record date, regarding the procedures for receiving the distribution for their beneficial owners. Questions from DTC participants or shareholders regarding the spin-off can be directed to spin-off@weyland-tech.com.

Further details regarding WAI and WIP (and its Indonesia eWallet business) will be provided in a Current Report on Form 8-K, which will be filed on the SEC’s EDGAR reporting system prior to the distribution date for the spin-off.

About Weyland Tech Inc.

Weyland Tech is a global provider of mobile business applications. Its CreateApp platform offers a mobile presence to businesses in emerging markets, with partnerships on 3 continents and growing. This DIY mobile application platform, offered in 14 languages with over 35 integrated modules, enables small and medium sized businesses (“SMB’s”) to create native mobile applications (“apps”) for Apple’s iOS and Google Android without technical knowledge or background, empowering SMB’s to increase sales, reach more customers and promote their products and services in an easy, affordable and efficient manner.

In May 2018, the Company expanded its portfolio to fintech applications with the launch of its AtozPay mobile payments platform. The mobile wallet launched in the worlds 4th most populous country, Indonesia, and is already experiencing rapid growth in transactions taking place on the platform.

Follow Weyland Tech online at:

Weyland Tech Facebook Page (https://www.facebook.com/weylandtech)

Weyland Tech Twitter Feed (https://twitter.com/weylandtechinc)

Weyland Tech LinkedIn Page (https://linkedin.com/company/weylandtech)

Brent Suen, CEO Public Facebook Page (https://www.facebook.com/BrentSuenWEYL)

Brent Suen, CEO Public Twitter Feed (https://www.twitter.com/BrentSuenWEYL)

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

For further information contact:

Brent Suen

808-829-1057

info@weyland-tech.com